Exhibit 99.1

0

NOVACEA, INC.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 27, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Novacea, Inc., a Delaware corporation (the “Company” or “Novacea”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and proxy statement/prospectus/information statement, each dated December , 2008, and hereby appoints Edward C. Albini and John P. Walker, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the Special Meeting of Stockholders of Novacea to be held on January 27, 2009 at 9:00 a.m. Pacific Time at 400 Oyster Point Boulevard, Suite 200, South San Francisco, California 94080, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

(Continued, and to be marked, dated and signed, on the other side)

14475

SPECIAL MEETING OF STOCKHOLDERS OF

NOVACEA, INC.

January 27, 2009

PROXY VOTING INSTRUCTIONS

MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible.

-OR-

INTERNET—Access “www.voteproxy.com” and

follow the on-screen instructions. Have your proxy card available when you access the web page.

-OR-

IN PERSON—You may vote your shares in person by attending the Special Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at www.voteproxy.com through 11:59 PM Eastern Time on January 26, 2009.

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

00030003003030001000 1 012709

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1 THROUGH 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSAL NOS. 1 THROUGH 4.

All other proxies heretofore given by the undersigned to vote shares of common stock, which the undersigned would be entitled to vote if personally present at the special meeting or any postponement or adjournment thereof, are hereby expressly revoked.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

FOR AGAINST ABSTAIN

1. Proposal to approve the issuance of Novacea common stock and the resulting change in control of Novacea pursuant to the Agreement and Plan of Merger and Reorganization, dated as of August 29, 2008, as amended on December 23, 2008, by and among Novacea, Pivot Acquisition, Inc. and Transcept Pharmaceuticals, Inc., a copy of which is attached as Annex A to the proxy statement/prospectus/ information statement.

2. Proposal to approve the Amended and Restated Certificate of Incorporation of Novacea to effect the one-for-five reverse stock split, as described in the proxy statement/ prospectus/information statement.

3. Proposal to approve the Amended and Restated Certificate of Incorporation of Novacea to change the name of the Company from “Novacea, Inc.” to “Transcept Pharmaceuticals, Inc.”

4. Proposal to adjourn the Novacea special meeting for a period of not more than 30 days, if necessary, to solicit additional proxies if there are insufficient votes to approve Proposal Nos.1 through 3.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.